    As filed with the Securities and Exchange Commission on April 20,  1995
                                                     Registration No. 33-______
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ____________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                              MYCOGEN CORPORATION
            (Exact name of Registrant as specified in  its charter)


          DELAWARE                                   95-3802654
          (State or other juris-                     (I.R.S. Employer
          diction of incorpo-                        Identification No.)
          ration or organization)

             4980 Carroll Canyon Road, San Diego, California 92121
                             (619) 453-8030
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                Carlton J. Eibl
                 Executive Vice President and General Counsel
                              MYCOGEN CORPORATION
            4980 Carroll Canyon Road, San Diego, California 92121
                                (619) 453-8030
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ____________
                                 Copies to:

                            Craig S. Andrews, Esq.
                          BROBECK, PHLEGER & HARRISON
                         550 West C Street, Suite 1300
                          San Diego, California 92101
                                 ____________

       Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration Statement.


If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------
             Title of                                 Proposed           Proposed
          Each Class of                               Maximum            Maximum
           Securities                 Amount          Offering           Aggregate        A
             to be                    to be           Price              Offering         Registration
           Registered                 Registered      Per Share(l)       Price(l)         Fee
- -------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001          153,846        $9.875             $1,519,229.25    $523.87
- -------------------------------------------------------------------------------------------------------------

(l) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.
                                 ____________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
________________________________________________________________________________

                                153,846 SHARES

                              MYCOGEN CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $.001 PER SHARE)
                               ________________

     This Prospectus relates to the public offering, which is not being underwritten, of 153,846 shares of Common Stock, par value $.001 per share, of Mycogen Corporation ("Mycogen" or the "Company"). All 153,846 shares (the "Shares") may be offered by a certain stockholder of the Company ("Selling Stockholder") who received such Shares pursuant to that certain Purchase Agreement among the Company, its subsidiary Agrigenetics, Inc., doing business as Mycogen Plant Sciences ("MPS"), and Delta and Pine Land Company ("DPL"), dated as of February 15, 1995 (the "Purchase Agreement"). The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to a registration rights obligation with the Selling Stockholder. See "The Company" and "Selling Stockholder."

     The sale of the Shares may be effected by the Selling Stockholder from time to time in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concession or commission from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

     None of the proceeds from the sale of the Shares by the Selling Stockholder will be received by the Company. The Company has agreed, among other things, to bear certain expenses (other than underwriting discounts and commission and brokerage commissions and fees) in connection with the registration and sale of the Shares being offered by the Selling Stockholder. See "Selling Stockholder."

     Mycogen Common Stock is traded on the Nasdaq National Market ("Nasdaq National Market") under the symbol "MYCO." On April 12, 1995, the last sale price of Mycogen Common Stock as reported on the Nasdaq National Market was $10.25 per share.

     The Selling Stockholder and any broker-dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

                               ________________

                  THE COMMON STOCK OFFERED HEREBY INVOLVES A
                             HIGH DEGREE OF RISK.
                              SEE "RISK FACTORS."
                               ________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

                   The date of this Prospectus is April 20, 1995.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.


                             AVAILABLE INFORMATION

     Mycogen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission:
7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement on Form S-3 and the exhibits thereto (the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to the Company and the shares, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission (Commission File No. 0-15881) are hereby incorporated by reference in this
Prospectus:

     (1) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994; and
     (2) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 19, 1987.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document). Requests for such documents should be submitted in writing to the Secretary, at Mycogen Corporation, 4980 Carroll Canyon Road, San Diego, California 92121 or by telephone at (619) 453-8030.

                                  THE COMPANY


     Mycogen is a diversified agricultural biotechnology company that develops and markets environmentally compatible biopesticides and improved crop varieties to control pests and to increase food and fiber production. The Company has five operating units: (1) Agrigenetics, Inc., a majority-owned subsidiary doing business as Mycogen Plant Sciences ("Mycogen Plant Sciences" or "MPS"), that produces and markets planting seeds for agricultural and oilseed crops and uses biotechnology and traditional plant breeding techniques to develop pest-resistant and other value-added crop varieties; (2) a biopesticide division that develops, manufactures and markets microbial and fatty acid based biopesticide products; (3) Parasitix Corporation, a wholly owned animal health subsidiary that develops and markets pesticides for use in poultry and livestock operations; (4) an international division that markets internationally the Company's biopesticides and value-added crop varieties through several foreign subsidiaries and distribution networks present in over 50 countries; and (5) Soilserv, Inc., a wholly-owned customized crop protection services subsidiary.

     The Company's strategy is to use its proprietary Bacillus thuringiensis ("Bt") biotoxin gene technology (i) to expand its portfolio of biopesticide products and (ii) in combination with the plant transformation and other advanced plan science technology of its Mycogen Plant Sciences subsidiary, to develop pest-resistant crop varieties with improved food and fiber characteristics. With a total of 138 U.S. patents, more than 200 foreign patents and approximately 97 additional patent applications pending in the U.S., with corresponding applications pending in other countries, the Company believes that it has a strong proprietary position for its Bt and plant science technology.

     The Company also will continue to use traditional plant breeding techniques to obtain pest resistance and other value added characteristics from native plant sources, and to breed such characteristics into the Company's elite plant parent lines for its seed crops. Value-added planting seed products incorporating crop protection characteristics into the seed will be commercialized through Mycogen Plant Sciences. The primary focus of this effort will be in corn and cotton, two of the largest crops in terms of seed and pesticide sales.

     Biopesticides products embodying Mucogen's core technology are sold to the agricultural crop protection markets through the biopesticide division and will be sold to the poultry and livestock markets through the Parasitix subsidiary. The international division will coordinate marketing, sales and distribution of all products outside of North America.

     Mycogen intends to continue to broaden its participation in the crop protection industry by continuing to refine and apply its technology to better meet the needs of the market and by pursuing strategic transactions and acquisitions.

     Mycogen was incorporated in California in December 1982 and was reincorporated in Delaware in November 1986. The Company's headquarters are located at 5501 Oberlin Drive, San Diego, California 92121, and its telephone number is (619) 453-8030.

                                 RISK FACTORS

     The following are among the factors that should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus.

SEASONALITY OF BUSINESS AND PRODUCT TESTING

     The Company currently markets its products and services primarily for use in the northern hemisphere, where the growing season generally runs from March until October. The seasonal nature of the growing season will cause the Company's operating revenues to be concentrated primarily in the first and second calendar quarters and will result in substantial variations in quarter-to-quarter financial results.

     Commercial introduction of additional products is contingent on, among other factors, completion of field testing and receipt of required regulatory approvals. Unusual weather conditions during field tests or failure to receive regulatory approvals prior to the growing season may delay field tests, or require additional field tests in subsequent growing seasons, with a resulting delay in product tests, development and commercialization. Such delays could result in additional losses from increased operating expenses in the intervening period without significant offsetting revenues.

ABSENCE OF PROFITABLE OPERATIONS

     The Company first achieved profitability on an annual basis in fiscal 1994. There can be no assurance that profitability will continue on a quarterly or annual basis in the future. There also can be no assurance that the Company will experience revenue growth. As of December 31, 1994, the Company had an accumulated deficit of approximately $97,765,000. Funding to date has been provided primarily through public and private sales of equity securities, product sales, revenues from collaborative agreements with corporate partners and interest income. Operating losses may continue to occur as a result of expenses incurred in anticipation of additional product introductions and continued substantial research and development costs.

AGRIBUSINESS RISKS

     In addition to the risks associated with the development, production and marketing of the Company's products, general market risks are present in the agricultural business. Government policies, both in the United States and overseas, year-to-year fluctuations in pest populations and weather conditions in the growing areas are significant factors in determining the volume of planting seeds and biopesticides sold and, therefore, the Company's revenues. Government policies affect, among other things, crop acreage planted, farmers' decisions as to which crops to plant, the export of agricultural crops, the types of pesticides used and commodity prices. Year-to-year fluctuations in pest populations are influenced by weather conditions, the gestation cycles for particular pests and the effectiveness of pesticides, among other factors. Weather conditions affect seed production yields, planting decisions by farmers and commodity prices. There can be no assurance that current or future government policies will not have a material adverse effect on the Company's business. There can be no assurance that year-to-year fluctuations in certain pest populations will not have a material adverse effect on the Company's business. There also can be no assurance that adverse weather conditions will not have a material adverse effect on the Company's business.

HIGHLY COMPETITIVE INDUSTRY

     The Company faces stiff competition. There are many companies, including planting seed companies and chemical companies, that are seeking to develop new products to protect crops from pests and to increase crop yield. Many of these companies have substantially greater financial and technical resources and production and marketing capabilities than the Company. In addition, many of these companies have had significantly greater resources than the Company to obtain regulatory approval and to market new products. Although the crop protection and planting seed industry is already highly competitive, competition may increase further as a result of the potential advances in the commercial applicability of biotechnology and the greater availability of capital for investment in these fields. Accordingly, there can be no assurance that the Company will be able to continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors.

GOVERNMENT REGULATION; PRODUCT APPROVAL

     Many of the crop protection products under development by the Company are considered pesticides, and are subject to rigorous testing and approval processes by the U.S. Environmental Protection Agency ("EPA") and similar regulatory authorities in various states and in other countries. The process of obtaining such approvals can be lengthy and expensive. There can be no assurance that the Company will be able to obtain the necessary approvals for marketing additional crop protection products. For example, while the EPA has in place a registration procedure for biopesticides that is streamlined in comparison to the registration procedure for chemical pesticides, there can be no assurance that all of the Company's products will be eligible for the streamlined procedure or that additional requirements will not be added by the EPA, which could make the procedure more time-consuming and costly. In addition, the regulatory process for crop protection products using genetic engineering and other methods of biotechnology is evolving and additional restrictions on research and product commercialization may result. If the Company is unable to obtain the necessary approvals to market additional crop protection products, such circumstances would have a material adverse effect on the Company.

     The field testing, production and marketing of genetically engineered planting seeds by the Company are also subject to federal, state, local and foreign government regulation. The United States Department of Agriculture ("USDA") has not exempted from its permit process the commercial production of genetically engineered plants other than one company's variety of tomato. The production and marketing of genetically engineered plants also are subject to review by the U.S. Food and Drug Administration ("FDA") if the plants are intended to be used as a food product. There can be no assurance that the agencies that oversee current or future regulations of genetically engineered planting seeds will allow the Company to produce and market their genetically-engineered planting seeds in a timely manner or under technically or commercially feasible conditions. In addition, regulatory action or private litigation could result in expenses, delays and other problems for the Company's product development programs and the commercialization of its products.

     In addition, the Company, and particularly its Soilserv subsidiary, is subject to a variety of federal, state and local environmental regulations in connection with the storage, application and disposal of pesticides and the storage of fuel used in operations. Although the Company believes that it is in compliance with all such environmental regulations, failure to comply with present or future regulations could result in substantial expense or the suspension or cessation of material operations, which could have a material adverse effect on the Company. In addition, in the event of a misapplication of pesticides or improper storage or disposal of pesticides or storage of fuels by the Company, the Company or one or more of its subsidiaries could be held liable for any resulting damages and clean up costs, which liability could have a material adverse effect on the Company. The Company also could be held liable for damages and clean up costs that could result from past storage and disposal of pesticides or storage of fuels, which liability could have a material adverse effect on the Company.

MARKET ACCEPTANCE

           The predominant pest control products in use today are chemical pesticides. The Company's products usually require different pest control practices. The rate at which farmers adopt new pest control practices will affect directly the market acceptance of the Company's products. If market acceptance of the Company's products is slower than anticipated, the Company's product sales would be adversely affected, which could result in continuing or increased losses. There can be no assurance that such products will gain public acceptance, regardless of the status of the regulatory approvals.

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY

     The Company has developed proprietary information and techniques and has received and applied for patents relating to its technology and products. There can be no assurance that the patents for which the Company has applied will be issued or that any issued patents will provide adequate protection for the Company's products and processes. In the absence of patent protection, the Company may be vulnerable to competitors who attempt to imitate the Company's products and processes with respect to the Company's products. In addition, other companies and inventors may receive patents that contain claims applicable to some of the Company's products. Sale of the Company's products covered by such patents could require licenses that may not be available on acceptable terms. The patent position of biotechnology firms in general is highly uncertain. There can be no assurance as to the degree and range of protection from biotechnology patents or to the Company's ability to pursue its strategy without infringing the patents of others.

     The Company also relies upon unpatented proprietary and trade secret technology. Although the Company takes precautions to protect its proprietary and trade secret technology, there can be no assurance that others will not independently develop substantially equivalent information and techniques or otherwise gain access to the Company's trade secrets or proprietary information. Certain companies have been issued patents or have obtained proprietary rights necessary or potentially useful to the Company. The scope and validity of patents and other proprietary rights held by others are presently unknown. If such rights are critical to the Company and cannot be obtained on terms favorable to the Company, delays in the development of products could result, and market introductions of products could be inhibited.

INFLUENCE OF CORPORATE RELATIONSHIPS

     The Company has corporate relationships and intends to enter into future corporate relationships to commercialize certain of its products in non-agricultural and foreign markets. Although the Company believes that its corporate partners will be economically motivated to commercialize the products covered by these relationships in a timely and effective manner, the amount and timing of financial and other resources devoted to these activities generally are influenced by the Company's corporate partners.

EXCLUSIVE MANUFACTURING AGREEMENT

     The Company's microbial bioinsecticides are manufactured by Enzyme Bio-Systems, Ltd. ("EB") pursuant to an exclusive manufacturing agreement. The Company believes that EB has sufficient available capacity at its plant to satisfy the Company's needs for the immediate future. However, if EB were unable to manufacture bioinsecticides for the Company, manufacture of such products could be interrupted until alternative sources could be located. Such an interruption would have a short-term adverse effect and could have a long-term adverse effect on the Company's business. The Company intends to implement a new higher yielding production process for certain of its biopesticide products to improve economics. Implementation of this process at EB may require capital investment by the Company and delays may be encountered which could have a material adverse effect on the Company.

PRODUCT LIABILITY

     The Company faces an inherent business risk of exposure to product liability claims in the event that the use of its current or prospective products results in adverse effects. While the Company will continue to attempt to take appropriate precautions, there can be no assurance that it will avoid significant product liability exposure. The Company currently maintains limited product liability insurance for its products.

VOLATILITY OF STOCK PRICE

     The market prices for securities of emerging companies, including Mycogen, have been highly volatile. Announcements of technological innovations for new commercial products by the Company's present or potential competitors, actual or anticipated financial results, developments concerning patents or other proprietary rights, adverse results in the Company's field tests, adverse litigation, adverse legislation, regulatory decisions at any level of government or public concerns regarding biopesticides or biotechnology may have a significant impact on the Company's business and on the market price of the Company's Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of shares by existing stockholders pursuant to Rule 144 of the Securities Act of 1933, as amended, or through the exercise of outstanding registration rights could have an adverse effect on the price of the Company's Common Stock.

                              SELLING STOCKHOLDER

     The following table sets forth certain information regarding the Selling Stockholder's beneficial ownership of the Company's Common Stock as of February 28, 1995. Except as otherwise indicated in this Prospectus the Selling Stockholder has not had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. The numbers set forth in the column "Number of Shares Being Offered" below constitute all of the Shares that the Selling Stockholder may distribute in the offering; however, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares and the table below assumes the sale of all Shares held by the Selling Stockholder. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholder may offer the Shares for resale from time to time. See "Plan of Distribution."

     The Selling Stockholder received upon execution of the Purchase Agreement 153,846 shares of Mycogen Common Stock, as part of the consideration for the transactions under the Purchase Agreement. The following table sets forth the name of the Selling Stockholder, the number of shares of Mycogen Common Stock owned beneficially by the Selling Stockholder as of February 28, 1995 and the number of shares which may be offered pursuant to this Prospectus. Mycogen will not receive any of the proceeds from the sale of Shares by the Selling Stockholder.

     The Company has filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to, among other things, the resale of the Shares from time to time at prevailing prices in the over-the-counter market or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all Shares offered hereby have been sold pursuant thereto or until, pursuant to the Purchase Agreement, Mycogen has repurchased all outstanding Shares.

                                               Shares Beneficially               Number of        Shares Beneficially
                                                      Owned                     Shares Being            Owned
Name and Address                                 Prior to Offering/1/2/           Offered          After Offering/2//
- --------------------------------------------   ------------------------------    ---------      -------------------------
                                               Number           Percent                          Number         Percent
                                               ----------       -------------                    ----------     ---------
Delta and Pine Land Company................    153,846              *             153,846                  0         0%
One Cotton Way
Scott, Mississippi  38772

_______________________

*    Less than 1%.
/1// The persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned.
/2// Applicable percentage of ownership is calculated pursuant to Rule 13d-
     3(d)(1) and is based on 19,309,047 shares of Common Stock outstanding of February 28, 1995.

                             PLAN OF DISTRIBUTION

     The Shares offered hereunder may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq National Market or in the over-the-counter market or otherwise, at prices and on terms then prevailing or related to the then-current market price, or in negotiated transactions. The Shares may be sold to or through one or more broker-dealers, acting as agent or principal, in underwritten offerings, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions.

     At the time a particular offer of Shares is made, to the extent required, a supplemental Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

     In connection with any transaction involving the Shares, broker-or others may receive from the Selling Stockholder, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time (which compensation may be in excess of customary commissions). Broker-dealers and any other persons participating in a distribution of the Shares may be deemed to be "underwriters" within the meaning of the Act in connection with such distribution, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Act.

     Any or all of the sales or other transactions involving the Shares described above, whether effected by the Selling Stockholder, any broker-dealer or others, may be made pursuant to this prospectus. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Act may be sold under rule 144 rather than pursuant to this prospectus.

     In order to comply with the securities laws of certain states, if the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to Mycogen Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of the Shares by the Selling Stockholder.

     All costs associated with this offering will be paid by Mycogen.

     Mycogen and the Selling Stockholder may agree to indemnify certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the Shares, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for the Company by Carlton J. Eibl, vice president and general counsel of the Company.

                                    EXPERTS

     The consolidated financial statements of Mycogen Corporation appearing in Mycogen Corporation's Annual Report (Form 10-K) for the year ended December 31, 1994, havee been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon icluded therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 The following table sets forth the various costs and expenses to be paid by the Company with respect to the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration.

             SEC Registration Fee..............               $   524
             Legal Fees and Expenses...........               $ 5,000
             Accounting Fees and Expenses*.....               $ 3,000
             Printing and Engraving Expenses*..               $ 1,200
             Miscellaneous*....................               $   276
           Total...............................               $10,000
                                                               ======

__________________
             *Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation law provides for indemnification of a corporation's officers and directors under certain circumstances. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law. Section 7.7 of the Bylaws of the Company also provides for indemnification of officers and directors, as authorized by Section 145.

     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violations of a director's fiduciary duty of care. The Section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. The Section also will have no effect on claims arising under the federal securities laws. The Certificate of Incorporation of the Company limits the liability of its directors as authorized by Section 102(b)(7).

     The stockholders of the Company have approved indemnification agreements with each of its directors. These agreements provide for indemnification against liability incurred in their capacity as directors.

ITEM 16. EXHIBITS

       (A)  EXHIBITS

        5.1  Opinion of Vice President and General Counsel of the Company

       23.1  Consent of Ernst & Young LLP.

       23.2 Consent of Vice President and General Counsel of the Company (to be included in Exhibit 5.1).

       24.1  Power of Attorney (see page II-4).

       99.1 Purchase Agreement among Mycogen, Agrigenetics, Inc. and Delta and Pine Land Company, dated February 15, 1995.

ITEM 17. UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the state of any delayed offering or throughout a continuous offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, Delaware Corporation law, the Underwriting Agreement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of April, 1995.

                              MYCOGEN CORPORATION


                              By     /s/ Jerry D. Caulder
                                 ----------------------------------------------
                               Jerry D. Caulder
                               Chairman, President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry D. Caulder and Carlton J. Eibl and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         SIGNATURE                     TITLE                      DATE
         ---------                     -----                      ----
    /s/  Jerry D. Caulder      Chairman, President, Chief         April 19, 1995
- ---------------------------  Executive Officer and Director
    (Jerry D. Caulder)       (Principal Executive Officer)

    /s/  Carlton J. Eibl       Executive Vice President           April 19, 1995
- ---------------------------  (Principal Financial Officer)
    (Carlton J. Eibl)

    /s/  James Baumker         Controller (Principal Accounting   April 19, 1995
- ---------------------------  Officer)
    (James Baumker)

    /s/  Andrew C. Barnes      Executive Vice President and       April 19, 1995
- ---------------------------  Director
    (Andrew C. Barnes)

    /s/  Thomas J. Cable                    Director              April 19, 1995
- ---------------------------
    (Thomas J. Cable)

    /s/  Orville Freeman                    Director              April 19, 1995
- ---------------------------
    (Orville Freeman)

    /s/  George R. Hill                     Director              April 19, 1995
- ---------------------------
    (George R. Hill)

    /s/  David A. Rammler                   Director              April 19, 1995
- ---------------------------
    (David A. Rammler)

    /s/  A. John Speziale                   Director              April 19, 1995
- ---------------------------
    (A. John Speziale)

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   EXHIBITS

                                      TO

                                   FORM S-3

                                    UNDER

                            SECURITIES ACT OF 1933


                              MYCOGEN CORPORATION

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number       Exhibit
- -------      -------
   5.1       Opinion of Vice President and General Counsel of the Company.

  23.1       Consent of Ernst & Young LLP, Independent Auditors.

  23.2       Consent of Vice President and General Counsel of the Company
             (to be included in Exhibit 5.1).

  24.1       Power of Attorney (see page II-4).

  99.1 Purchase Agreement among Mycogen, Agrigenetics, Inc. and Delta and Pine Land Company, dated February 15, 1995.